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                                                                Exhibit(a)(1)(E)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                        WORKGROUP TECHNOLOGY CORPORATION

                                       AT

                          $2.00 PER SHARE, NET IN CASH

                                       BY

                           SOFTECH ACQUISITION CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

                                 SOFTECH, INC.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, BOSTON TIME, ON WEDNESDAY, DECEMBER 18, 2002, UNLESS THE OFFER IS EXTENDED.

                                                               November 20, 2002

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated November 20, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") relating to the Offer by SofTech Acquisition Corp., a Delaware corporation ("Purchaser") which is a newly-formed and wholly-owned subsidiary of SofTech, Inc., a Massachusetts corporation ("Parent"), to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Workgroup Technology Corporation, a Delaware corporation (the "Company"), at a purchase price of $2.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer.

     Also enclosed is the Letter to Stockholders from Patrick H. Kareiva, the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9 as filed with the Security and Exchange Commission by the Company.

     WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

     We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Your attention is directed to the following:

     1. The offer price is $2.00 per Share net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer.

     2.  The Offer is being made for all outstanding Shares.

     3. The Company's board of directors has unanimously (1) determined that the Offer and the Merger (as defined below) are advisable and fair to, and in the best interests of, the Company and its stockholders, (2) approved the Merger Agreement (as defined below), the Offer and the Merger (as defined below), and (3) recommends that the stockholders of the Company accept the Offer and tender their Shares pursuant to the Offer. Covington Associates LLC has delivered to the Board of Directors of the Company its opinion
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that the Offer (as defined below) is fair, from a financial point of view, to the stockholders of the Company, subject to the assumptions and qualifications set forth in such opinion. The full text of such opinion is contained in the
       Company's Solicitation/Recommendation Statement on Schedule 14D-9. You are urged to read such opinion carefully and in its entirety for assumptions made, matters considered and limits of the review of Covington Associates, LLC.

     4. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of November 13, 2002 (the "Merger Agreement"), among Parent, the Purchaser and the Company pursuant to which at the Effective Time (as defined in the Merger Agreement), and subject to and upon the terms and conditions of the Merger Agreement and the applicable provisions of the Delaware General Corporation Law, the Purchaser will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser, the Company or any wholly-owned subsidiary of Parent) will be converted into the right to receive the price per Share paid pursuant to the Offer in cash, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

     5. THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, BOSTON TIME, ON WEDNESDAY, DECEMBER 18, 2002 (THE "EXPIRATION DATE"), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

     6. The Offer is conditioned upon, among other things, there being validly tendered and not validly withdrawn prior to the Expiration Date that number of Shares that, when added to the shares then beneficially owned by Parent and the Purchaser, would represent at least two-thirds of the Shares outstanding on a fully diluted basis (as described in the Merger Agreement and the "Introduction" to the Offer to Purchase) on the date of purchase.

     7. Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, federal income tax backup withholding (currently at a rate of 30%), may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 8 of the Letter of Transmittal.

     Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf prior to the Expiration Date.

     If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

     Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company (the "Depositary") of (a) certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase) with respect to such Shares,
(b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent's Message, and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.
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     The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of the Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        WORKGROUP TECHNOLOGY CORPORATION
                                       BY

                           SOFTECH ACQUISITION CORP.
                          A WHOLLY-OWNED SUBSIDIARY OF

                                 SOFTECH, INC.

     The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase of SofTech Acquisition Corp., dated November 20, 2002 (the "Offer to Purchase"), and the related Letter of Transmittal relating to shares of common stock, par value $0.01 per share (the "Shares"), of Workgroup Technology Corporation, a Delaware corporation.

     This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

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 NUMBER OF SHARES TO BE TENDERED:(1)                                    SIGN HERE

----------------------------------------------- Shares --------------------------------------------------

                                                    --------------------------------------------------
                                                                      (SIGNATURE(S))

                                                    --------------------------------------------------

                                                    --------------------------------------------------
                                                               PLEASE TYPE OR PRINT NAME(S)

                                                    --------------------------------------------------

                                                    --------------------------------------------------
                                                             PLEASE TYPE OR PRINT ADDRESS(ES)

                                                    --------------------------------------------------
                                                              AREA CODE AND TELEPHONE NUMBER

                                                    --------------------------------------------------
                                                       TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER
 Dated: ____________, 200__

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(1) Unless otherwise indicated, it will be assumed that all your Shares are to be tendered